Exhibit 99.1

                                                             [Logo of AnnTaylor]
                                                           142 WEST 57TH STREET
                                                            NEW YORK, N.Y. 10019





FOR IMMEDIATE RELEASE

                        Barry Erdos To Depart Ann Taylor


New York, New York - March 2, 2004 - Ann Taylor Stores Corporation (NYSE: ANN) announced today that Barry Erdos, Chief Operating Officer, has resigned from the Company to pursue other interests. In addition to relinquishing his management roles, Mr. Erdos has resigned his position on the Ann Taylor Board of Directors.

Mr. Erdos' management responsibilities will be assumed by others within Ann Taylor, and the Company does not anticipate that a new Chief Operating Officer will be named.

Mr. Erdos joined Ann Taylor in 1999 and served as Chief Financial Officer of the Company until 2001, when he assumed his current role.

Ann Taylor Chairman J. Patrick Spainhour said, "The Board and I would like to thank Barry for his service to Ann Taylor and the contributions he has made to our success. Barry oversaw our support operations during a time in which we greatly strengthened our capital position and made important strides to enhance our efficiency. We wish him well as he moves on to new opportunities.

"The managerial strength we possess in each of our corporate staff functions, together with our increased divisional approach, enable us to move forward with a more streamlined organizational structure," Mr. Spainhour continued. "The talent we possess throughout our Company and the strategies we are pursuing contributed to our strong performance in fiscal 2003 - (we recently increased fiscal fourth quarter guidance to $0.63 to $0.65 per fully diluted share) - and give us confidence that fiscal 2004 will be another strong year, with fully diluted earnings per share expected to be in the range of $2.45 to $2.55, as previously announced."

Ann Taylor is one of the country's leading women's specialty retailers, operating 651 stores in 43 states, the District of Columbia and Puerto Rico, and also an Online Store at www.anntaylor.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are Forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words "expect", "anticipate", "plan", "intend", "project", "believe" and similar expressions. These forward-looking statements reflect the Company's current expectations concerning future events and actual results may differ materially from current expectations or historical results. Any such forward-looking statements are subject to various risks and uncertainties, including failure by the Company to predict accurately client fashion preferences; decline in the demand for merchandise offered by the Company; competitive influences; changes in levels of store traffic or consumer spending habits; effectiveness of the Company's brand awareness and marketing programs; general economic conditions or a downturn in the retail industry; the inability of the Company to locate new store sites or negotiate favorable lease terms for additional stores or for the expansion of existing stores; lack of sufficient consumer interest in the Company's Online Store(s); a significant change in the regulatory environment applicable to the Company's business; risks associated with the possible inability of the Company, particularly through its sourcing and logistics functions, to operate within production and delivery constraints; the impact of quotas, and the elimination thereof; an increase in the rate of import duties or export quotas with respect to the Company's merchandise; financial or political instability in any of the countries in which the Company's goods are manufactured; the potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of the Company's vendors in Asia and elsewhere; acts of war or terrorism in the United States or worldwide; work stoppages, slowdowns or strikes; the inability of the Company to hire, retain and train key personnel, and other factors set forth in the Company's filings with the SEC. The Company does not assume any obligation to update or revise any forward-looking statements at any time for any reason.



Contact:
Jim Smith, CFO, (for investors): 212-541-3547
Dawn Dover, Kekst (for media): 212-521-4817